                                                                    EXHIBIT 10.3



                             OEM SUPPLY AGREEMENT

THIS OEM SUPPLY AGREEMENT (the "Agreement") is effective as of April 6, 1998 (the "Effective Date"), and is by and between:

     (a) ATL Ultrasound, Inc., a corporation of the State of Washington doing business as Advanced Technology Laboratories, having a place of business at 22100 Bothell-Everett Highway, Bothell, Washington 98041-3003 ("ATL"), and

     (b) Hand Held Ultrasound Systems, Inc., a corporation of the State of Washington, having a place of business at 19015 North Creek Parkway, Suite 105, Bothell, Washington 98011 ("HUS").

WHEREAS, HUS would like the option to have ATL manufacture handheld ultrasound devices for HUS for a certain period of time following the Effective Date of this Agreement.

NOW, THEREFORE, in consideration of the terms and conditions in this Agreement, the parties agree as follows:

                                I.  DEFINITIONS

1.0  Definitions.  As used in this Agreement, the term "Product(s)" shall mean
     -----------
the self contained highly portable hand carried ultrasonic imaging device having the preliminary specifications described in Attachment 1.0. (The parties acknowledge that the Products are still in a state of development and that complete and final specifications will not be known until final acceptance testing and clinical trials have been completed, which presently is contemplated to be ______ , 1998. At that time, the preliminary Product specifications of Attachment 1.0 will be updated upon mutual written agreement of the parties.)

                           II.  OPTION TO MANUFACTURE

2.0. Option to Manufacture.  For a period of five (5) years after the Effective
     ---------------------
Date, HUS shall have the option to have ATL manufacture Products for HUS under the terms of this Agreement (the "Option").

2.1. Exercise of Option.  HUS may exercise the Option by providing written
     ------------------
notice to ATL. If HUS elects to exercise the Option, the parties shall mutually agree upon any updates to the preliminary Product specifications in Attachment
1.0 and the preliminary Product Volume Projections in Attachment 5.0. After such Attachments have been updated, ATL will update the preliminary Cost
Schedule in Attachment 5.1. HUS understands that any subsequent updates or changes to Attachment 1.0 may delay the production or delivery of Products to HUS.

2.2. Exclusive Basis.  After HUS exercises the Option, ATL will manufacture the
     ---------------
Products for HUS on an exclusive basis for a period of __ years, unless this Agreement or the Option is otherwise terminated under the terms of this Agreement.

2.3. Assignment.  The Option is personal to HUS and may not be assigned or
     ----------
transferred without the prior written consent of ATL.

                         III. AGREEMENT ADMINISTRATION

3.0. Agreement Administration.  Upon HUS's exercise of the Option, each party
     ------------------------
shall designate an individual who shall be responsible for the administration of this Agreement on behalf of that party. Any and all inquires related to this Agreement, or the performance by the parties of their obligations under this Agreement, including any updates to any Attachment, shall be directed to the individuals designated by the parties. Each party shall have the right to replace any individual previously designated by that party upon written notice to the other party.

                         IV. MANUFACTURING SET-UP COST

4.0. Set-up Cost.  After HUS exercises the Option, HUS understands that ATL will
     -----------
incur set-up costs related to the manufacture of the Products, which include but are not limited to non-recurring engineering costs and capital expenditure items (the "Set-up Costs"). HUS shall reimburse ATL for all Set-up Costs incurred by ATL upon its receipt of an invoice from ATL. If any item of equipment is expected to cost more than $2,000, ATL shall notify HUS prior to the purchase of the item. The parties will agree in writing upon ownership of such item prior to purchase. HUS understands that any delay necessitated by such agreement process may delay the production or delivery of Products to HUS.

4.1. Use of Common Materials.  ATL will attempt, where possible, to use
     -----------------------
materials, fixtures and procedures which are common to both ATL products and the Products. ATL will not charge HUS for Set-up Costs incurred by ATL for ATL products. Where Set-up Costs are incurred by ATL which are applicable to both ATL products and unique Product features, HUS shall reimburse ATL for only the portion of such costs which are applicable to the Products.

4.2. Removal of Equipment.  After the expiration or termination of this
     --------------------
Agreement, HUS shall receive all items for which it owns and the parties shall agree upon the removal of such items. HUS shall be responsible for all costs and expenses related to the removal of such items including repairs to ATL's premises caused by such removal.

                   V.  PRODUCT QUANTITY, PRICING, AND PAYMENT

5.0. Product Quantity.  The specific quantity of Products manufactured by ATL
     ----------------
under this Agreement are described in the preliminary Product Volume Projections in Attachment 5.0. After HUS exercises the Option, the preliminary Product Volume Projections in Attachment 5.0 shall be updated upon agreement of the parties.

5.1. Product Pricing.  ATL shall sell the Products to HUS under this Agreement
     ---------------
in accordance with the preliminary Cost Model described in Attachment 5.1.
After HUS exercises the Option and Attachments 1.0 and 5.0 have been updated, ATL shall update the preliminary Cost Model of Attachment 5.1. The update to Attachment 5.1 is anticipated to be completed by no later than _______ after HUS exercises the Option and Attachments 1.0 and 5.0 have been updated.

5.2. Taxes.  Product prices do not include applicable sales, excise, use, value
     -----
added, or other taxes, duties, or fees (including customs duties and broker charges if applicable) in effect or later levied which ATL may be required to pay or collect in connection with the sale of the Products to HUS (excluding taxes based upon the income or gross receipts of ATL). All such taxes, duties, and fees shall be paid by HUS upon receipt of an invoice from ATL.

5.3. Product Payment.  Unless otherwise agreed, all Products sold to HUS by ATL
     ---------------
shall be invoiced at the time of shipment. Payment terms are net thirty (30) days of the invoice date. If HUS requests that shipment be made other than F.O.B. ATL's manufacturing facility in Bothell, Washington, the payment must be in an amount sufficient to pay for any additional shipping costs. Overdue payments shall be charged interest the lesser of twelve percent (12%) per annum, or the maximum permitted by applicable law.

                              VI.  PURCHASE ORDERS

6.0. HUS Purchase Orders.  Subject to the provisions of Section 6.1, HUS may
     -------------------
tender purchase orders to ATL for purchases under this Agreement as described in Attachment 6.0. HUS may request that ATL ship specific quantities of Products on a weekly basis during each month. ATL will respond within two (2) weeks after receipt of a HUS purchase order with estimated shipping schedules based on shipping dates requested by HUS.

6.1. Controlling Terms.  In the event that any documents issued by HUS under
     -----------------
this Agreement, including any HUS purchase order, contains terms in addition to, in conflict with, or different than the terms of this Agreement, the terms of this Agreement shall control. No term or condition in any document issued by HUS should be applicable to this Agreement unless expressly agreed to in writing by ATL.

                            VII.  ACCESSORY TESTING

7.0. Accessory Testing.  If HUS desires ATL to conduct Product testing on
     -----------------
accessories prior to delivery of the Products (including but not limited to VCRs and printers), HUS shall provide such accessories to ATL, at no cost to ATL. Within thirty (30) days of ATL's receipt of a purchase order under this Agreement, HUS shall specify its desire to have ATL test the Products with any such accessories. HUS understands that any delay necessitated by its delivery of any accessories to ATL for purposes of testing may delay the production or delivery of Products to HUS.

7.1. Return of Accessories. Upon the expiration or termination of this
     ---------------------
Agreement, ATL shall return to HUS any accessories that were provided by HUS under Section 7.0.

                          VIII.  DELIVERY AND SHIPPING

8.0. Delivery and Shipping.  ATL shall deliver Products to HUS on the dates
     ---------------------
specified by HUS and agreed to by ATL in the purchase orders. Unless otherwise agreed, delivery shall be F.O.B. ATL's manufacturing facility in Bothell, Washington.

8.1. Non-Standard Shipping. Upon the request of HUS and at HUS's expense, ATL
     ---------------------
shall ship the Products to destinations outside the Seattle, Washington area by air freight using standard containers defined by HUS for the Products. Risk of loss shall pass to HUS upon delivery of Products to a common carrier by ATL, with freight and other insurance coverage's obtained per HUS's instructions.
HUS shall be responsible for any and all costs attendant to such shipment, such as customs charges and insurance. If HUS requests ATL to make shipments outside of the United States, HUS shall be responsible for obtaining any related permits or licenses, including those required by United States export laws, or any other related documents and shall bear all cost and expense related in any way to such permits, licenses, or documents.

                 IX.  INSPECTION, TESTING AND PRODUCT EXCHANGE

9.0. Inspection and Testing.  ATL shall inspect and test every Product before
     ----------------------
shipment in accordance with HUS's inspection and test procedures as set forth in Attachment 9.0. ATL shall provide HUS with record of such testing upon HUS's reasonable request. At HUS's expense, HUS or its duly authorized representative shall have the right and opportunity to witness such inspection and/or tests, provided that this right does not delay Product manufacture or shipments. ATL shall make reasonable arrangements at its facilities for HUS to witness such inspection and/or tests. HUS's failure to witness any inspection or test shall not be a ground for rejection of any Product or shipment.

9.1. Acceptance.  HUS will be deemed to have accepted the Products shipped under
     ----------
this Agreement as conforming and undamaged unless HUS gives written notice of such rejection within ten (10) days of Product receipt by HUS (if ATL shipped the Product to HUS), or within ten (10) days of Product receipt by HUS's customer (if ATL shipped the Product to HUS's customer).

9.2. Product Warranty.  For ninety (90) days from the date of Product shipment,
     ----------------
ATL warrants that the Products shipped by ATL hereunder will be free from defects in material and workmanship and shall conform to specifications for the Products as set forth in this Agreement. This warranty shall not apply to any Product subjected to misuse or alteration by HUS or its customer.

9.3. Exchange Program.  As HUS's exclusive remedy under the warranty of Section
     ----------------
9.2, ATL shall provide a ninety (90) day exchange of faulty or defective parts in Products delivered under this Agreement. HUS shall have the right to exchange a faulty or defective part to ATL for free replacement, provided HUS notifies ATL that it is returning a part under this exchange program within ninety (90) days of shipment of the Product. Returns shall utilize ATL's form for return authorization. Each party shall bear the cost of parts shipped to the other under this exchange program.

9.4. Definition of Liability.  ATL will use reasonable efforts to manufacture
     -----------------------
Products for HUS in accordance with HUS's delivery schedule; however, with the exception of the warranty provided in this Agreement, ATL will have no liability to HUS or a third party for ATL's performance or non-performance under this Agreement, or for the performance of any Product manufactured by ATL under this Agreement.

9.5. Exclusions.  EXCEPT FOR THE EXCHANGE PROGRAM OF SECTION 9.3 ABOVE, THE
     ----------
PRODUCTS MADE AND DELIVERED UNDER THIS AGREEMENT CARRY NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK, TRADE DRESS OR OTHER INTELLECTUAL PROPERTY RIGHT OF A THIRD PARTY, OR WARRANTY ARISING FROM SAMPLES PREVIOUSLY SUPPLIED, OR WARRANTY ARISING FROM ATL'S ABILITY TO MANUFACTURE PRODUCTS BY DATES REQUIRED BY HUS. The parties understand and agree that HUS will be performing all sales and after the sale servicing of the Products it receives under this Agreement.

9.6. Indemnification.  The warranty of Section 9.2 is solely for the benefit of
     ---------------
HUS, and may be asserted only by HUS. HUS shall be solely responsible for any representations or warranties made by HUS to any customer with respect to Products, services or delivery dates. HUS shall defend, indemnify and hold harmless ATL, any subsidiary of ATL, and each of their respective officers, directors, employees, agents, and representatives from and against any and all claims, actions, damages, liens, liabilities, costs and expenses (including, but not limited to, reasonable attorneys fees) arising out of or in connection with its performance of any of its obligations under this Agreement, the sale of any Products by HUS, or its agents, representatives, or affiliates, and the performance or non-performance of any Product (except as otherwise provided in this Agreement).

              X.  GOVERNMENT APPROVALS, COMPLIANCE WITH LAW AND
                          GMP/QUALITY CONTROL AUDITS

10.0.  Government Approvals.  HUS shall be responsible for obtaining all
       --------------------
necessary governmental approvals and other necessary authorizations for the promotion, marketing and sale of the Products and spare parts. ATL agrees that it will assist HUS in such efforts by providing technical information and data to HUS.

10.1.  GMP/Quality Control Audits. ATL will use its reasonable efforts to
       --------------------------
manufacture the Products to comply with the standards listed in Attachment 10.1. Upon request and after at least two (2) weeks advance notice to ATL, HUS may
(a) inspect the storage and quality of parts for the Products in ATL's facilities, and (b) assure itself of the adequacy and effectiveness of the quality system applied by ATL. For these purposes, HUS's representative may visit the facilities of ATL, at HUS's expense, during reasonable times to conduct such inspections.

                              XI.  PRODUCT SUPPORT

11.0.  Product Support.  ATL shall not provide any Product support to any end-
       ---------------
user of the Products or to any customer of HUS. ATL will provide HUS with Product spare parts and Product repairs. Prices for such Product spare parts and Product repairs are specified in Attachment 11.0. If HUS has no spare parts available, ATL agrees to use its reasonable efforts to ship spare parts ordered by HUS within 48 hours of its receipt of an order for such parts under the condition that patient and/or operator safety is involved due to a problem which is solely attributable to a manufacturing defect of the Product.

ATL shall provide Product spare parts to HUS after the date of Product shipment for as long as ATL has an inventory of such parts. If ATL decides to cease maintaining an inventory of such parts, it shall extend to HUS the opportunity for HUS to make a last time purchase of such parts. If ATL does not maintain an inventory of a spare part but knows of a third party source for such part, it will assist HUS in arranging for supply of the part to HUS by the third party source.

11.1.  Parts Information.  Upon HUS's request and expense, ATL shall provide HUS
       -----------------
with all information in the possession of ATL relating to the manufacture of the Products including: all information concerning the set-up of manufacture items for which HUS has paid, lists of parts, instructions, test procedures, and related drawings and approved vendors of such parts for the Products delivered hereunder.

11.2.  Key Parts/Components.  If HUS exercises the Option, ATL shall continue to
       --------------------
supply HUS with the key parts/components described in Attachment 11.2 after the expiration or termination of this Agreement for so long as such parts/components continue to be made by ATL or continue to be made by an ATL vendor.

                        XII.  MANUALS AND DOCUMENTATION

12.0.  Manuals and Documentation.  HUS shall be responsible for any and all
       -------------------------
manuals and documentation for the Products.

                      XIII.  PURCHASE OF UNIQUE MATERIALS

13.0.  Purchase of Unique Materials.  Following delivery of the last Product
       ----------------------------
produced under this Agreement, HUS agrees to purchase from ATL at ATL's cost, all remaining materials which ATL possesses which are unique to the Products. Delivery of such materials shall be F.O.B. Bothell, Washington. Notwithstanding the above, HUS shall only purchase from ATL the remaining materials which have been produced by ATL reasonably in accordance with HUS's Product Volume Projections of Attachment 5.0.

                             XIV.  INDEMNIFICATIONS

14.0.  Indemnification.  HUS shall indemnify, defend and hold harmless ATL, any
       ---------------
subsidiary of ATL, and each of their respective officers, directors, employees, agents, and representatives from and against any and all losses, claims, actions, damages, judgments, liabilities, costs, and expenses, including reasonable attorneys fees arising out of or relating to personal injury (including death), or property damage relating in any way to the Products. The indemnification will be contingent upon ATL giving HUS reasonable notice of receipt of any claim and allowing HUS to assume control of the defense, compromise, or settlement. The indemnification shall not extend to any losses, claims, damages, costs or expenses arising out of ATL's negligence, or the negligence of any third party. This indemnification shall survive the expiration of this Agreement.

14.1.  Intellectual Property Indemnification.  HUS shall indemnify and hold
       -------------------------------------
harmless ATL, any subsidiary of ATL, and each of their respective officers, directors, employees, agents, and representatives from any and all liability, loss, or damage that ATL may suffer as the result of claims, demands, costs, or judgments by any third party that the Product violates its patent, copyright, trade secret, trade dress, trademark, or any other intellectual property right(s).

14.2.  Limit of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE
       ------------------
OTHER PARTY FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST PROFITS, IRRESPECTIVE OF THE WAY IN WHICH SUCH DAMAGES MAY ARISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

                              XV.  CONFIDENTIALITY

15.0.  Confidentiality.  Any information disclosed by one party to the other
       ---------------
party in connection with the performance of this Agreement, and any other information designated in writing by the disclosing party as confidential (collectively, the "Confidential Information") shall be received and maintained confidential by the receiving party using the same standard of care that the receiving party uses to protect its own confidential information, but not less than reasonable care. The Confidential Information may be used by the receiving party only to perform its obligations under this Agreement, and shall not be disclosed to a third party without the prior written consent of the disclosing party. The disclosure of Confidential Information shall be restricted only to the minimum number of employees of each party requiring access to the Confidential Information to perform its obligations under this Agreement.

The provisions of this Section 15.0 shall not apply to Confidential Information which is: (a) already known to the receiving party without an obligation of confidentiality (it being understood that information of either party in the possession of the other party prior to the Effective Date shall be covered by this exception); (b) publicly known or becomes publicly known through no unauthorized act of the receiving party; (c) rightfully received by the receiving party from a third party; (d) disclosed to a third party by the disclosing party without similar restrictions; (e) approved for disclosure by the disclosing party; or, (f) required to be disclosed pursuant to a requirement of a governmental agency or by law as long as the receiving party provides to the disclosing party notice of the requirement prior to any disclosure.

Upon the termination of this Agreement for any reason, each party shall return to the other party all Confidential Information of the other party, and cease any further use of the Confidential Information.

                            XVI.  DISPUTE RESOLUTION

16.0.  Dispute Resolution.  In the event of any dispute or disagreement between
       ------------------
the parties with respect to the performance or non-performance by ATL of any obligation under this Agreement, the individuals designated by the parties under

Section 2.0, shall meet to resolve the dispute. In the event the individuals are unable to resolve the dispute to the satisfaction of the parties within thirty (30) days following the initial meeting of the individuals, HUS may cancel or terminate this Agreement upon ninety (90) days' notice. The cancellation or termination of this Agreement shall be the sole and exclusive remedy available to HUS resulting from or arising out of the performance or non-performance of any obligation of ATL under this Agreement.


                              XVII.  MISCELLANEOUS

17.0.  Entire Agreement.  This Agreement including the attachments shall
       ----------------
constitute the full, complete, and entire understanding and agreement by and between the parties with respect to the subject matter in this Agreement, and supersedes all previous negotiations, commitments, and writings with respect to the subject matter of this Agreement.

17.1.  Governing Law.  This Agreement shall be governed by, construed, and
       -------------
enforced in accordance with the laws of the State of Washington.

17.2.  Notices.  All notices, requests, demands, and other communications under
       -------
this Agreement shall be in writing, and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is given; (b) on the day of transmission if sent by facsimile transmission to the facsimile number given below; (c) on the business day after delivery to an overnight courier service, or the express mail service maintained by the United States Postal Service; or (d) on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed, and return-receipt requested to the party as follows:

     If to ATL:

          Advanced Technology Laboratories
          22100 Bothell-Everett Highway
          Bothell, Washington 98041-3003
               Attn:  _________________
                    Facsimile No. (425) 487-____

               with copy to:

          Advanced Technology Laboratories
          22100 Bothell-Everett Highway
          Bothell, Washington 98041-3003
               Attn:  Vice President, General Counsel
                    Facsimile No. (425) 487-8135

     If to HUS:

          HUS, Inc.
          19015 North Creek Parkway, Suite 105
          Bothell, Washington 98011
               Attn:  President
                    Facsimile No. (425) ___-____

Any party may change its address by giving the other party notice of its new address in the manner set forth above.

17.3.  Modification of Agreement.  No modification, amendment, or waiver of any
       -------------------------
provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties. The modification, amendment, or waiver shall be effective only in the specific instance and for the purpose for which given.

17.4.  Successors and Assigns.  This Agreement shall be binding upon and inure
       ----------------------
to the benefit of the parties and their respective successors and permitted assigns. This Agreement, and any of the rights, interests, or obligations under this Agreement shall not be assigned by either party without the prior written consent of the other party which consent shall not be withheld unreasonably.

17.5.  No Third Party Beneficiaries.  This Agreement is solely for the benefit
       ----------------------------
of the parties, and is not intended to confer upon any other person any rights or remedies.

17.6.  Titles and Headings.  The Section and Article headings in this Agreement
       -------------------
are inserted for convenience of reference only, and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

17.7.  Attachments.  The attachments to this Agreement shall be construed with
       -----------
and as an integral part of this Agreement to the same extent as if they had been set forth in full in this Agreement.

17.8.  Severability.  In case any one or more of the provisions contained in
       ------------
this Agreement should be invalid, illegal, or unenforceable, the enforceability of the remaining provisions shall not in any way be affected or impaired. It is the intention of the parties that they would have executed the remaining terms, provisions, covenants, and restrictions without including any invalid, void, or unenforceable provisions. In the event that any term, provision, covenant, or restriction is held to be invalid, void, or unenforceable, the parties agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

17.9.  No Waiver.  The failure by either party at any time to enforce any of the
       ---------
terms or conditions of this Agreement shall not constitute or be construed as a waiver of the terms and conditions. Each party expressly reserves the right to enforce the terms and conditions of this Agreement at any time.

17.10.  Counterparts.  This Agreement may be executed in one or more
        ------------
counterparts each of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

17.11.  Force Majeure.  No party shall be liable to the other party for any
        -------------
failure to perform any obligation under this Agreement where such failure is due to causes beyond the reasonable control of the party. Such causes include, but are not limited to acts of war, government export controls, other governmental acts, industrial dispute, lock-out, accident, fire, explosion, transport delays, acts of a third party, or loss or damage to any equipment. Each party shall use its best efforts to comply with its respective obligations under this Agreement despite the intervention or occurrence of any such cause, and to resume compliance with those obligations as soon as any such cause ceases to affect the performance of its obligations under this Agreement.

17.12.  Term. The term of this Agreement shall be terminated as follows:
        ----

     (a) This Agreement may be terminated in full or in part upon thirty (30) days written notice:

          (i) by HUS if ATL materially defaults in the performance of any of its obligations under this Agreement and fails to remedy such default to the reasonable satisfaction of HUS within such thirty (30) day notice period; or

          (ii) by ATL in the event HUS has defaulted in the performance of any of its obligations under this Agreement, or under any other agreement by and between ATL and HUS, and has not remedied the default to the reasonable satisfaction of ATL within thirty (30) days following the receipt of written notice specifying the default; or

          (iii) by either party in the event the other party is acquired by or acquires a competitor of the first party without the written consent of the first party; or

          (iv) upon written notice by either party in the event the other party becomes insolvent, files for protection under the bankruptcy code, makes an assignment for the benefit of creditors, has a receiver or trustee appointed, or is unable to meet its financial obligations as they come due; or

          (v) by either party if HUS has no Product orders pending anytime after its initial Product order.

     (b) This Agreement may be terminated in full or in part by HUS upon one hundred and eighty (180) days written notice for any reason or for no reason.

     Sections 13, 14, and 15 shall survive termination of the Agreement. The termination of this Agreement shall not affect any rights either party has accrued at the time the termination becomes effective, including HUS's right to conclude sales of Products where the selling process has been initiated prior to the termination, provided the purchase order for such sale is place with and accepted by ATL by the date of termination.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

ATL Ultrasound, Inc.           HUS, Inc.

By: _________________________  By: ____________________________

Title: ______________________  Title: _________________________

Date: _______________________  Date: __________________________

                                 ATTACHMENT 1.0

                             Product Specifications


PCB

Arrays

End Unit

                                 ATTACHMENT 5.0

                           Product Volume Projections

Q1 1998 -

Q2 1998 -

Q3 1998 -

Q4 1998 -

Q1 1999 -

Q2 1999 -

Q3 1999 -

Q4 1999 -

     All HUS purchase orders shall fall within the Product Volume Projections set-forth above; however, the Product quantity in HUS purchase orders may vary as follows:


--------------------------------------------------------------------------------
PRODUCT DELIVERY PERIOD         PERMISSIBLE CHANGE TO PRODUCT VOLUME
 AFTER __________ ,                         PROJECTIONS
        1998:

30 days                         No change permitted.
--------------------------------------------------------------------------------
30 - 90 days                    Projected Product Volumes may not increase in
                                quantity unless required materials are available
                                to ATL. A 25% decrease in the projected Product
                                Volume quantity is permitted. Product Volume
                                projections shall be reviewed on a monthly
                                basis.
--------------------------------------------------------------------------------
3 - 6 months                    Projected Product Volumes may increase or
                                decrease in quantity by 25%. Product Volume
                                projections shall be reviewed on a monthly
                                basis.
--------------------------------------------------------------------------------
6 - 9 months                    Projected Product Volumes may increase or
                                decrease in quantity by 50%. Product Volume
                                projections shall be reviewed on a monthly
                                basis.
--------------------------------------------------------------------------------
9 months and                    Projected Product Volumes may increase or
beyond                          decrease in quantity by 100%. Product Volume
                                projections shall be reviewed on a monthly
                                basis.
--------------------------------------------------------------------------------

                                 ATTACHMENT 5.1

                             Cost Projection Models

Standard Cost

Volume Based Upon

Materials, Over Head, Labor

                                ATTACHMENT 10.1

                            Manufacturing Standards

                                ATTACHMENT 11.0

                       Spare Parts Sourcing/Pricing List

                                ATTACHMENT 11.2

                             Key Parts /Components